Exhibit 99.1

FOR IMMEDIATE RELEASE:	May 11, 2020

MMA Capital Holdings Announces 2020 First Quarter Results

BALTIMORE, May 11, 2020 / PRNewswire -- MMA Capital Holdings, Inc. (Nasdaq: MMAC) (“MMA Capital” or the  “Company”) today reported financial results for the quarter ended March 31, 2020, including common shareholders’ equity (“Book Value”) of $277.7 million, or $47.82 per share.  The Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”), with the Securities and Exchange Commission (“SEC”) today and will host an investor call at 4:30 p.m. ET tomorrow, Tuesday, May 12, 2020.

Key results from the quarter include:

•	Book Value decreased $3.5 million to $277.7 million
•	Book Value per share decreased $0.61, or 1.3%, to $47.82
•	Adjusted Book Value* decreased $5.1 million to $218.3 million
•	Adjusted Book Value* per share decreased $0.90, or 2.3%, to $37.59
•	Comprehensive loss of $3.5 million was recognized, which consisted of $3.1 million of net loss and $0.4 million of other comprehensive loss
•

Net loss from continuing operations before income taxes of $4.2 million, or $0.73 per share, was recognized, which was primarily driven by $5.7 million of net fair value losses related to the Company’s derivative instruments and interests in loans held through our renewable energy joint ventures

Michael Falcone, MMA Capital’s Chief Executive Officer stated, “The first quarter was challenging for the Company due to the general market disruptions caused by the COVID-19 pandemic.  The primary impacts on the Company stemmed from widening credit spreads and decreases in benchmark interest rates, which resulted in unrealized mark-to-market losses on bond investments, derivative instruments and certain loans in which the Company has invested.  With that said, as of today, no loss of principal has occurred on loans at the solar ventures and we believe that, over time, those unrealized loan losses should reverse.  Given the current economic climate, the Company is focusing on managing its liquidity including at its joint venture entities.  We will continue to monitor how the COVID-19 disruptions are impacting the broader economy and how those broader economic impacts might affect us, but we cannot yet predict any impact beyond the near-term at this point.”

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* The Company defines Adjusted Book Value as Book Value excluding the carrying value of the Company’s deferred tax assets (“DTAs”).  Adjusted Book Value is a financial measure not calculated in accordance with generally accepted accounting principles (“non-GAAP”); reconciliations to their closest GAAP measures and the rationale for their use in analyzing our financial results can be found in this press release under the heading “Non-GAAP Financial Measures.”

Conference Call Information

The conference call with investors will be webcast.  All interested parties are welcome to join the live webcast, which can be accessed through the Company’s web site at www.mmacapitalholdings.com (refer to the Shareholder Relations tab of our website for more information).  Participants may also join the conference call by dialing toll free 1-888-346-6987 or 1-412-902-4268 for international participants and 1-855-669-9657 for Canadian participants.

For purposes of the conference call, the Company will reference select tables from Item 2 (Management’s Discussion & Analysis) of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

An archived replay of the event will be available one hour after the event through May 19, 2020, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canadian participants (Passcode: 10143335).

Annual Meeting of Shareholders

The Annual Meeting will be held at 1 p.m. eastern time on May 19, 2020 at the Brewers Hill Hub Boardroom, 3700 O’Donnell Street, Baltimore, MD 21224.  Additional information on the annual meeting was mailed on April 9, 2020 to shareholders of record as of March 23, 2020.  As announced on May 8, 2020, due to public health considerations and shelter in place requirements, the Company will host a live audio webcast of the Annual Meeting, which will allow shareholders to listen to the business of the meeting and ask questions of management. The webcast can be accessed through the Company’s website at www.mmacapitalholdings.com, or by calling the toll-free numbers provided below.  The webcast will be in listen-only mode during the procedural aspects of the meeting. The Company will open the webcast for a question and answer session immediately following the conclusion of the procedural elements of the meeting.  You may call into the meeting at the information provided below, or if you prefer to email your question in advance you can reach the shareholder relations team at info@mmacapitalholdings.com in advance of the meeting.

All interested parties are welcome to join the live webcast, which can be accessed through the Company’s web site at www.mmacapitalholdings.com (refer to the Shareholder Relations tab of our website for more information).  Participants may also join the conference call by dialing toll free 1-888-346-6987 or 1-412-902-4268 for international participants and 1-855-669-9657 for Canadian participants.

An archived replay of the event will be available one hour after the event through May 26, 2020, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canadian participants (Passcode: 10143976).

About MMAC

MMA Capital Holdings, Inc. focuses on infrastructure-related investments that generate positive environmental and social impacts and deliver attractive risk-adjusted total returns to our shareholders, with an emphasis on debt associated with renewable energy projects and infrastructure. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Holdings, Inc. (Nasdaq: MMAC), please visit MMA Capital’s website at www.mmacapitalholdings.com.  For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Holdings, Inc.

Contact: Brooks Martin, Investor Relations, (855) 650-6932

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the expected partial release of the valuation allowance, the impact of COVID-19 and other statements identified by words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or expressions and are made in connection with discussions of future events and operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this release, including the uncertain aspect of the novel strain of coronavirus pandemic known as COVID-19. For a discussion of certain of those risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by Part II, Item 1A, Risk Factors on Form 10-Q for the quarter ended March 31, 2020. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on forward-looking statements in this release or that we may make from time to time. We expressly disclaim any obligation to revise or update any forward-looking statements in this release, whether as a result of new information, future events or otherwise.

www.mmacapitalholdings.com

Non-GAAP Financial Measures

In this press release, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. We present certain non-GAAP financial measures that supplement the financial measures we disclose that are calculated under GAAP. Non-GAAP financial measures are those that include or exclude certain items that are otherwise excluded or included, respectively, from the most directly comparable measures calculated in accordance with GAAP. The non-GAAP financial measures that we disclose are not intended as a substitute for GAAP financial measures and may not be defined or calculated the same way as similar non-GAAP financial measures used by other companies.  The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included in Table 1 below.

Adjusted Book Value represents Book Value reduced by the carrying value of the Company’s DTAs. We believe this measure is useful to investors in assessing the Company’s underlying fundamental performance and trends in our business because it eliminates potential volatility in results brought on by tax considerations in a given year. As a result, reporting upon, and measuring changes in, Adjusted Book Value enables for a better comparison of period-to-period operating performance.

Adjusted Book Value per common share represents Adjusted Book Value at the period end divided by the common shares outstanding at the period end.

Management intends to continually evaluate the usefulness, relevance, limitations and calculations of our reported non-GAAP performance measures to determine how best to provide relevant information to the public.

Table 1 provides reconciliations of the non-GAAP financial measures that are included in this press release to the most directly comparable GAAP financial measures.

Table 1:  Non-GAAP Reconciliations

	As of and for the period ended
	March 31	December 31
(in thousands, except per share data)	2020	2019
Reconciliation of Book Value to Adjusted Book Value
Book Value (total shareholders' equity), as reported	$277,669	$281,125
Less: DTAs, net	59,394	57,711
Adjusted Book Value	$218,275	$223,414

Common shares outstanding	5,807	5,805

Reconciliation of Book Value per share to Adjusted Book Value per share
Book Value (total shareholders' equity) per share, as reported	$47.82	$48.43
Less: DTAs, net per share	10.23	9.94
Adjusted Book Value per share	$37.59	$38.49